UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2012

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Sears Holdings Corporation (the “Company”) adopted new 2012-2014 performance goals and measures under the Sears Holdings Corporation Long-Term Incentive Program (collectively, the “2012 LTIP”).

The following are brief descriptions of the material terms and conditions of the 2012 LTIP. These descriptions are qualified in their entirety by reference to the complete text of the 2012 LTIP.

The 2012 LTIP provides the opportunity for participating salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals in any one fiscal year in fiscal years 2012 through 2014.

Awards under the 2012 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2012 LTIP is contingent on the availability of shares of stock under a shareholder-approved plan of the Company providing for the issuance of shares in satisfaction of 2012 LTIP awards.

The 2012 LTIP also provides that the Company will seek reimbursement from executives if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Opportunities for participants under the 2012 LTIP are based on either 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and Business Operating Profit for one or more business units. The Compensation Committee has determined which performance measure or measures applies to each participating executive officer.

Dane A. Drobny, Senior Vice President, General Counsel and Corporate Secretary, and William K. Phelan, Senior Vice President, Finance, are the only executive officers named in the Company’s 2012 proxy statement who participate in the 2012 LTIP. For each of Messrs. Drobny and Phelan, achievement of the SHC LTIP EBITDA performance goal accounts for 100% of their 2012 LTIP opportunity. The threshold level of performance for the SHC LTIP EBITDA measure is approximately 80% of SHC LTIP EBITDA target in any year of the three-year performance period. A threshold level of performance will generate a payout at 25% of the 2012 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2012 LTIP target opportunity. The maximum LTIP incentive opportunity under the 2012 LTIP is 200% of the participant’s target award amount (which is reached at 150% of target performance). The target award percentage under the 2012 LTIP for each of Messrs. Drobny and Phelan is 150% of base salary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	2012 Additional Definitions under the Sears Holdings Corporation Long-Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker Vice President, Controller and Chief Accounting Officer

Date: September 20, 2012

Exhibit Index

99.1	2012 Additional Definitions under the Sears Holdings Corporation Long-Term Incentive Program.